Exhibit 17.01





                                February 10, 1998



Mr. Joseph M. Polito
USA Bridge Construction of N.Y., Inc.
53-09 97th Place
Corona, New York 11368

         Re:      Resignation as Director


Dear Mr. Polito:

         Please accept my resignation herein as a Director of USA Bridge Construction of N.Y., Inc., effective this 10th day of February 1998.

                                            Sincerely,


                                            /s/  Philip Nielson



Acknowledged and Accepted:



/s/ Joseph M. Polito
Joseph M. Polito, President